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EXHIBIT 99.1


                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE               CONTACT:     DANIEL M. HEALY
                                                 EXECUTIVE VICE PRESIDENT
                                                 CHIEF FINANCIAL OFFICER
                                                 (631) 844-1258


                          NORTH FORK TO PRESENT AT THE
              FRIEDMAN BILLINGS RAMSEY CONFERENCE IN NEW YORK CITY

          MELVILLE, N.Y. - DECEMBER 2, 2003 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) will be presenting at the Friedman Billings Ramsey 10th Annual Investor Conference on WEDNESDAY, DECEMBER 3 at 8:10 A.M. (ET).

          FBR will be hosting a webcast of the conference. The webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and click on FBR CONFERENCE WEBCAST - DECEMBER 3, 2003. A printable version of the presentation slide show will also be available on the North Fork website.






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